SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 7, 1998



                             ANTENNAS AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Utah                       0-18122                  87-0454148
----------------------------       -----------            -------------------
(State or other jurisdiction       (Commission              (IRS Employer
    or incorporation)              File Number)           Identification No.)


          4860 Robb Street, Suite 101, Wheat Ridge, Colorado 80033-2163
          -------------------------------------------------------------
             (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code (303) 421-4063

The Registrant's Current Report on Form 8-K filed December 14, 1998 is amended to read in its entirety as follows:

Item 4.  Changes in Registrant's Certifying Accountant

On December 7, 1998, James E. Scheifley & Associates was dismissed by the Company as the Company's principal accountant. On December 30, 1998, the Company engaged Ernst & Young LLP as the principal accountant to audit the Company's financial statements. The Company's Board of Directors has recommended and approved these actions.

The accountants' report of James E. Scheifley & Associates on the consolidated financial statements of the Company as of and for the years ended December 30, 1997 and December 31, 1996 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements between management and James E. Scheifley & Associates during the Company's two most recent fiscal years or during any subsequent period preceding Ernst & Young's engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of James E. Scheifley & Associates would have caused it to make reference in connection with its report to the subject matter of the disagreements.

James E. Scheifley & Associates has issued a letter addressed to the Securities and Exchange Commission stating that James E. Scheifley & Associates agrees with the statements contained in this Form 8-K/A. A copy of that letter is attached as an exhibit to this Form 8-K/A.



Item 7.  Financial Statements and Exhibits

         A.    Exhibits:  Exhibit 16  Letter re change in certifying accountants

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act Of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              ANTENNAS AMERICA, INC.



Date:    January 5, 1998                  By: /s/ Randall P. Marx
                                              ---------------------
                                              Randall P. Marx
                                              Chief Executive Officer
                                              and Principal Financial Officer